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                                                                    Exhibit 23.5

                    CONSENT OF ROBERT A. STANGER & CO., INC.

     We hereby consent to the references to our firm under "The Merger - Fairness Opinion from Stanger" in the Information Statement and Prospectus which is a part of this Registration Statement and to the other references to our firm therein.


                                  /s/ ROBERT A. STANGER & CO., INC.

October 26, 1998
Shrewsbury, New Jersey